Exhibit 99.1

ASCENT CAPITAL GROUP ANNOUNCES
SUSPENSION FROM NASDAQ EFFECTIVE JULY 12, 2019

ENGLEWOOD, Colo., - July 11, 2019 (GLOBE NEWSWIRE) - Ascent Capital Group, Inc. (“Ascent”) (NASDAQ: ASCMA) today announced that it has received notice from The Nasdaq Stock Market LLC (“NASDAQ”) that Ascent’s Series A common stock, par value $0.01 per share (the “Series A common stock”), will be suspended from trading on NASDAQ at the open of business on Friday, July 12, 2019.  This notice was received following Ascent’s request to voluntarily delist and withdrawal of its request for an appeal of the prior delisting notification, in each case, as previously disclosed by Ascent. Ascent continues to intend to file a Form 25 Notification of Delisting with the Securities and Exchange Commission (the “SEC”) on Monday, July 15, 2019, also as previously disclosed.

Ascent has also announced that its Series A common stock is currently quoted on the OTC Markets under the symbol “ASCMA.”

Forward Looking Statements

This communication includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements are statements of future expectations that are based on management’s current expectations and assumptions and involve known and unknown risks and uncertainties and projections of results of operations or of financial condition or forecasts of future events that could cause actual results, performance or events to differ materially from those expressed or implied in these statements. Words such as “could,” “will,” “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “project,” “budget,” “potential,” “forward” or “continue” and similar expressions are used to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this communication include statements concerning management’s expectations of plans, strategies, objectives, growth and anticipated financial and operational performance, financial prospects; anticipated sources and uses of capital; the transactions contemplated by the previously announced restructuring support agreement (the “Support Agreement”), including the proposed merger of Ascent and Monitronics International, Inc. (“Monitronics”) (the “proposed merger”) and the restructuring of Monitronics, including the expected benefits of these transactions, quotation of Monitronics common stock on the OTC Markets following the restructuring and proposed merger, the delisting of Ascent’s Series A common stock from the NASDAQ, quotation of Ascent’s common stock on the OTC Markets, business strategies, anticipated sources and uses of capital, future financial prospects and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, risks related to the voluntary NASDAQ delisting and SEC deregistration, the inability to complete the proposed merger due to the failure to obtain the requisite approvals or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the proposed merger, the bankruptcy plan of Monitronics, or the restructuring; risks related to disruption of management’s attention from ongoing business operations due to the proposed merger, the Chapter 11 cases filed by Monitronics and its domestic subsidiaries or the restructuring; and the effects of future litigation, including litigation relating to the proposed merger, the Chapter 11 cases or the restructuring. Forward-looking statements can be affected by assumptions used or by known or unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. These forward-looking statements speak only as of the date of this communication, and Ascent and Monitronics expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Ascent's or Monitronics’ expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Ascent and Monitronics, including the most recent Forms 10-K and 10-Q for additional information about Ascent and Monitronics and about the risks and uncertainties related to Ascent's and Monitronics’ respective business which may affect the statements made in this communication.

Additional Information

Nothing in this communication shall constitute a solicitation to buy or an offer to sell any securities of Ascent or Monitronics. Ascent stockholders and other investors are urged to read the proxy statement/prospectus forming a part of the Registration Statement on Form S-4 regarding the proposed merger of Ascent and Monitronics and any other relevant documents that have been filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about the proposed merger and the transactions contemplated by the Support Agreement. Copies of Ascent’s and Monitronics’ SEC filings are available free of charge at the SEC’s website (http://www.sec.gov). Copies of the filings together with the materials incorporated by reference therein will also be available, without charge, by directing a request to Monitronics International, Inc., 1990 Wittington Place, Farmers Branch, TX, Telephone: (972) 243-7443, or to Ascent Capital Group, Inc., 5251 DTC Parkway. Suite 1000, Greenwood Village, CO 80111, Telephone: (303) 628-5600.

Participants in the Solicitation

The directors and executive officers of Ascent and Monitronics and other persons may be deemed to be participants in the solicitation of proxies in respect of any proposals relating to the proposed merger of Ascent and Monitronics. Information regarding the directors and executive officers of Ascent is available in Amendment No. 1 to its Annual Report on Form 10-K for the year ended December 31, 2018, which has been filed with the SEC, and certain of its Current Reports on Form 8-K. Information regarding the directors and executive officers of Monitronics is set forth in the proxy statement/prospectus forming a part of the Registration Statement on Form S-4 that has been filed with the SEC regarding the proposed merger and other transactions contemplated by the Support Agreement. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is available in the proxy materials regarding the foregoing filed with the SEC. Free copies of these documents may be obtained as described in the preceding paragraph.

About Ascent and Monitronics

Ascent Capital Group, Inc. (Nasdaq: ASCMA) is a holding company whose primary subsidiary is Monitronics, one of the largest home security and alarm monitoring companies in the U.S. Headquartered in the Dallas-Fort Worth area, Monitronics secures approximately 900,000 residential and commercial customers through highly responsive, simple security solutions backed by expertly trained professionals. The company has the nation’s largest network of independent authorized dealers - providing products and support to customers in the U.S., Canada and Puerto Rico - as well as direct-to-consumer sales of DIY and professionally installed products. For more information on Ascent, see http://ir.ascentcapitalgroupinc.com.

Investor Contact

Erica Bartsch
Sloane & Company
212-486-9500
ebartsch@sloanepr.com

Media Contact

Sarah Rosselet
FTI Consulting Inc.

312-428-2638
Sarah.Rosselet@fticonsulting.com